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                                                                    EXHIBIT 24.1

                                    RPM, INC.

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that RPM, Inc. hereby constitutes and appoints Thomas C. Sullivan, James A. Karman, Paul A. Granzier and William
A. Papenbrock or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, This Power of Attorney has been signed at Cleveland, Ohio as of the 25th day of January, 1996.

                                       RPM, INC.

                                       By: /s/ James A. Karman
                                          -----------------------
                                             James A. Karman
                                             President
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                                                        EXHIBIT 24.1 (continued)

                                    RPM, INC.

                              CERTIFIED RESOLUTION

               I, William A. Papenbrock, Assistant Secretary of RPM, Inc., an Ohio corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors July 21, 1995, and that the same has not been changed and remains in full force and effect.

               RESOLVED: That Thomas C. Sullivan, James A. Karman, Paul A. Granzier and William A. Papenbrock, be, and each of them hereby is appointed as the attorney of the Company with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-3 or any other appropriate form that may be used from time to time, with respect to common shares of the Company issued in connection with the Merger and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission and any and all applicable applications or other documents in connection with inclusion on the NASDAQ Stock Market of the RPM Shares or any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said RPM Shares, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implying limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of any duly-authorized officer of the Company; and the Chairman of the Board and Chief Executive Officer of the Company or the President and Chief Operating Officer be, and they hereby are authorized for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointments.

                                       RPM, INC.

                                       By: /s/ William A. Papenbrock
                                          ----------------------------
                                             William A. Papenbrock,
                                             Assistant Secretary

Date: January 25, 1996